UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 1, 2019

	Intelligent Systems Corporation (Exact Name of Registrant as Specified in Charter)

Georgia	001-09330	581964787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4355 Shackleford Road, Norcross, Georgia 30093

(Address of Principal Executive Offices) (Zip Code)

(770) 381-2900

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	INS	NYSE American

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2019, Parker H. Petit submitted notice of his resignation as a member of the Board of Directors (the “Board”) of Intelligent Systems Corporation, effective immediately. Mr. Petit was a member of the audit and compensation committees of the Board. Mr. Petit’s resignation was not as a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices. A copy of Mr. Petit’s resignation letter is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Resignation letter of Parker H. Petit dated August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2019

Intelligent Systems Corporation

By:	/s/ Matthew A. White
Matthew A. White
CFO